REVOCABLE PROXY

PORT CITY CAPITAL BANK

1508 Military Cutoff Road, Suite 100

Wilmington, North Carolina 28403

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles A. Paul, III and James E. Wallace (the “Proxies”), or either of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Port City Capital Bank (the “Bank”) held of record by the undersigned on                     , 2006, at the Annual Meeting of Shareholders of the Bank to be held at the Country Club of Landfall, Nicklaus Club House, 800 Sun Runner Place, Wilmington, North Carolina, at 6:00 p.m. on                 , 2006, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	APPROVAL OF PLAN OF MERGER: Proposal to approve the plan of merger whereby Port City Capital Bank will be merged with and into Crescent State Bank.

☐    FOR                                 ☐     AGAINST                             ☐     ABSTAIN

2.	APPROVAL OF ADJOURNMENT: Proposal to approve the adjournment of the annual meeting to solicit additional proxies, if necessary.

☐    FOR                                 ☐     AGAINST                             ☐     ABSTAIN

3.	ELECTION OF DIRECTORS: Proposal to elect three (3) directors of the Bank for three (3) year terms:

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:

Michael I. Arnolt

J. Robert Fullerton

Tonia Honeycutt Goudarzi

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

4.	OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 3 ABOVE AND “FOR” PROPOSALS 1 AND 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 3 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date: , 2006

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED ENVELOPE

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